INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-100561 of The Procter & Gamble Company on Form S-8 of our report dated September 26, 2003, appearing in this Annual Report on Form 11-K of the Procter & Gamble 1-4-1 Plan for the year ended June 30, 2003.



/S/ DELOITTE & TOUCHE LLP
----------------------------
DELOITTE & TOUCHE LLP
Newcastle upon Tyne, United Kingdom

September 26, 2003